Exhibit 99.3

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of Dycom Industries, Inc. (“Dycom”) and the historical carve out and combined financial statements of Quanta Services, Inc. Telecommunications Infrastructure Services Group (“Target”), adjusted to reflect the expected acquisition of Target by Dycom (the “Acquisition”), as described more fully in Dycom’s Current Report on Form 8-K filed on November 21, 2012 (Film No. 121219367), and certain expected financing transactions in connection therewith (the “Financing Transactions”), which include the offering of $90 million of 7.125% notes due 2021 and a new senior secured credit facility (the “Senior Secured Credit Facility”) that consists of a revolving line of credit and a term loan. The unaudited pro forma combined condensed balance sheet gives effect to the Acquisition and the Financing Transactions as if they had occurred on October 27, 2012, and combines the financial information for Dycom as of October 27, 2012 with Target’s carve out and combined financial information as of September 30, 2012. The unaudited pro forma combined condensed statement of operations for the year ended July 28, 2012 gives effect to the Acquisition and the Financing Transactions as if they had occurred as of July 31, 2011, the first day of Dycom’s fiscal year ended July 28, 2012, and combines the financial information for Dycom for its fiscal year ended July 28, 2012 with Target’s carve out and combined financial information for the 12-month period ended September 30, 2012. The unaudited pro forma combined condensed statement of operations for the quarter ended October 27, 2012 gives effect to the Acquisition and the Financing Transactions as if they had occurred as of July 31, 2011, and combines the financial information for Dycom for its three-month period ended October 27, 2012 with Target’s carve out and combined financial information for the three-month period ended September 30, 2012. As a result, Target’s carve out and combined condensed statements of operations for the three months ended September 30, 2012 have been included in the unaudited pro forma statements of operations for both the fiscal year ended July 28, 2012 and the quarter ended October 27, 2012.

The unaudited pro forma combined financial information reflects the preliminary application of purchase accounting. The cost of the Acquisition is based upon management’s preliminary estimates of the value of the consideration and has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimates of their respective fair values as of the date of the Acquisition. Any differences between the fair value of the consideration issued and the fair value of the assets and liabilities acquired will be recorded as goodwill. The purchase allocation pro forma adjustments, which are preliminary and have been made solely for the purpose of preparing unaudited pro forma combined financial information, are subject to revision based on final determinations of fair value.

Preparation of the unaudited pro forma combined financial information was based on assumptions deemed appropriate by Dycom’s management. The pro forma adjustments are based upon available information and assumptions that are factually supportable. The pro forma combined financial information is unaudited and does not purport to be indicative of the results which actually would have occurred if the Acquisition and the Financing Transactions had been consummated as described above, nor does it purport to represent the future financial position or results of operations for future periods. The unaudited pro forma combined financial information does not reflect any operating efficiencies or cost savings that Dycom may achieve, or any additional expenses that Dycom may incur, with respect to the combined companies. The unaudited pro forma combined financial information should be read in conjunction with Dycom’s historical financial statements and notes thereto included in the periodic reports Dycom files with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and Target’s historical carve out and combined financial statements and notes thereto included in Exhibits 99.1 and 99.2 of this Current Report. Certain line items in Target’s historical carve out and combined financial statements were reclassified to be consistent with the presentation in Dycom’s historical consolidated financial statements; however, these reclassifications did not have any impact on Target’s carve out and combined historical net assets or net income.

	Dycom – As of October 27, 2012	Target – As of September 30, 2012	Pro Forma Adjustments		Pro Forma Combined – As of October 27, 2012
	(dollars in thousands)
Balance Sheet Data:
Assets:
Current Assets:
Cash and equivalents	$54,726	$114	$(20,899)	(b)	$35,741
			1,800	(o)
Accounts receivable, net	153,794	43,698	(43,698)	(i)	253,231
			99,437	(j)
Costs and estimated earnings in excess of billings	118,409	14,968	43,698	(i)	177,075
Inventories	25,142	12,416	—		37,558
Deferred tax assets, net	16,074	5,979	(5,979)	(g)	16,074
Income taxes receivable	741	—	—		741
Due from operating affiliates	—	4,746	(4,746)	(f)	—
Due from parent	—	97,200	(97,200)	(f)	—
Other current assets	12,822	1,170	—		13,992

Total current assets	381,708	180,291	(27,587)		534,412

Property and equipment, net	154,701	38,954	—		193,655
Goodwill	174,849	130,399	(52,036)	(c)	253,212
Intangible assets, net	48,182	5,683	84,317	(d)	138,182
Deferred Income Taxes	—	19,451	(19,451)	(g)	—
Other	12,093	421	6,900	(n)	19,414

Total non-current assets	389,825	194,908	19,730		604,463

Total assets	$771,533	$375,199	$(7,857)		$1,138,875

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable	$38,485	$—	$30,026	(h)	$68,511
Current portion of debt	55	—	6,250	(a)	6,305
Due to operating affiliates	—	1,390	(1,390)	(f)	—
Billings in excess of costs and estimated earnings	1,447	12,977	(8,079)	(m)	6,345
Accrued insurance claims	24,244	—	—		24,244
Income taxes payable	4,567	—	(2,765)	(e)	1,802
Other accrued liabilities	47,642	70,347	7,000	(e)	93,022
			(3,793)	(g)
			(30,026)	(h)
			(3,491)	(k)
			(1,557)	(m)
			6,900	(n)

Total current liabilities	116,440	84,714	(925)		200,229
Long-term debt	187,500	—	284,750	(a)	472,250
Due to parent	—	362,670	(362,670)	(f)	—
Accrued insurance claims	22,847	—	—		22,847
Deferred tax liabilities, net non-current	48,792	33,162	(33,162)	(g)	48,792
Other liabilities	3,959	17,244	(5,530)	(g)	6,997
			(10,476)	(k)
			1,800	(o)

Total liabilities	379,538	497,790	(126,213)		751,115

Stockholders’ Equity
Total stockholders’ equity	391,995	(122,591)	122,591	(l)	387,760
			(4,235)	(e)

Total liabilities and stockholders’ equity	$771,533	$375,199	$(7,857)		$1,138,875

Pro Forma Adjustments

(a)	Reflects the Financing Transactions, consisting of the issuance of $90.0 million of 7.125% notes due 2021, $76.0 million in borrowings under the revolving line of credit portion of the senior Secured Credit Facility, and $125.0 million under the term loan, of which $6.3 million is due within one year and is reflected as current debt.
(b)	Reflects cash paid towards the purchase price of $20.9 million.
(c)	Eliminates Target’s historical goodwill of $130.4 million and to record goodwill associated with the Acquisition, determined as follows:

Purchase Price	$311,785	*
Assets acquired and liabilities assumed:
Other current assets	171,689
Intangible assets	90,000
Other long-term assets	39,375
Liabilities assumed	(67,642)

Goodwill	$78,363

*	Purchase price of $275 million plus working capital adjustments based on September 30, 2012 working capital amounts and other amounts paid to the seller.

(d)	Eliminates Target’s historical definite lived intangible assets of $5.7 million and reflects the acquired intangible assets at their fair value of $90.0 million. Fair value and estimated useful life of intangible assets are based on estimates and are subject to review and finalization by Dycom’s management.
(e)	Reflects $7.0 million in accrued accounting, legal and transaction costs incurred by Dycom and $2.8 million in income tax receivable associated with the related tax benefit. The net impact to retained earnings as a result of the aforementioned is $4.2 million.
(f)	Eliminates amounts due to/due from the seller of Target and operating affiliates which will be settled in connection with the Acquisition.
(g)	Eliminates Target’s historical tax accounts: current deferred tax asset of $6.0 million, non-current deferred tax asset of $19.5 million, current deferred tax liabilities of $3.8 million (included within other accrued liabilities), non-current liability for unrecognized tax benefits of $5.5 million (included within non-current other liabilities), and non-current deferred tax liability of $33.2 million.
(h)	Reflects the reclassification of $30.0 million of accounts payable included in accrued expenses to be consistent with the Company’s historical presentation.
(i)	Reflects the reclassification of $43.7 million of unbilled receivables to costs and estimated earnings in excess of billings to be consistent with the Company’s historical presentation.
(j)	Reflects the outstanding trade accounts receivables of $99.4 million which was sold to the seller by Target under an accounts receivable factoring agreement. The trade receivables will be acquired with the consummation of the Acquisition.
(k)	Eliminates current and long-term accrued insurance claims of $3.5 million and $10.5 million included in Target’s other accrued liabilities and other liabilities, respectively, which will be settled with the seller in connection with the Acquisition.
(l)	Eliminates the equity accounts of Target.
(m)	Eliminates $8.1 million of billings in excess of costs and estimated earnings and $1.6 million in accrued expenses related to Seller’s other operating subsidiaries that will be settled in connection with the Acquisition.
(n)	Reflects $6.9 million in accrued deferred financing costs associated with the notes offered hereby and the senior secured credit facility.
(o)	Reflects $1.8 million in estimated debt premiums from the notes offered hereby.

	Dycom – Fiscal Year Ended July 28, 2012	Target – Year Ended December 31, 2011	Target – Nine Months Ended September 30, 2011	Target – Nine Months Ended September 30, 2012	Pro Forma Adjustments		Pro Forma Combined – July 28, 2012
	(dollars in thousands, except per share amounts)
Consolidated Statements of Operations Data:
Revenues:
Contract revenues	$1,201,119	$456,468	$322,492	$400,975	$—		$1,736,070

Expenses:
Costs of earned revenues, excluding depreciation and amortization(1)	968,949	391,471	280,691	334,899	—		1,414,628
General and administrative(1)(2)	104,024	68,921	49,148	54,614	(11,882)	(d)	156,252
					(10,277)	(e)
Depreciation and amortization(1)	62,693	7,108	5,294	5,637	16,349	(a)	86,493

Total	1,135,666	467,500	335,133	395,150	(5,810)		1,657,373

Interest expense, net	(16,717)	(2,477)	(1,521)	(923)	(12,143)	(b)	(28,860)
					1,879	(c)
Other income, net	15,825	42	8	283	—		16,142

Income before income taxes	64,561	(13,467)	(14,154)	5,185	(4,454)		65,979
Provision for income taxes	25,183	9,722	12,771	9,944	(6,335)	(f)	25,743

Net Income	$39,378	$(23,189)	$(26,925)	$(4,759)	$1,881		$40,236

Basic earnings per common share	$1.17						$1.20

Diluted earnings per common share	$1.14						$1.17

Shares used in computing earnings per share
Basic	33,653,055						33,653,055

Diluted	34,481,895						34,481,895

(1)	Target’s depreciation expense has been shown as a separate line item to conform with Dycom’s historical presentation. As a result, depreciation expense of $5.7 million, $4.2 million, and $4.6 million for the year ended December 31, 2011, and the nine months ended September 30, 2011 and September 30, 2012 , respectively, has been reclassified from cost of earned revenues and depreciation expense of $0.5 million, $0.4 million, and $0.4 million for the year ended December 31, 2011, and the nine months ended September 30, 2011 and September 30, 2012, respectively, has been reclassified from general and administrative expenses.
(2)	Includes $18.7 million, $14.0 million, and $14.4 million of management fees charged by the seller to Target for the year ended December 31, 2011, and the nine months ended September 30, 2011 and September 30, 2012, respectively. These fees were comprised of direct and allocated costs of $12.0 million, $9.0 million, and $9.2 million for the year ended December 31, 2011, and the nine months ended September 30, 2011 and September 30, 2012, respectively, and other corporate charges of $6.7 million, $5.0 million, and $5.3 million, for the year ended December 31, 2011, and the nine months ended September 30, 2011 and September 30, 2012, respectively. The total of these direct and allocated costs and other corporate charges are included in Target’s financial statements as management fee expenses within general and administrative expenses.

Pro Forma Adjustments

(a)	Eliminates the Target’s historical amortization expense of $0.9 million and reflects $17.2 million of amortization expense related to allocation of purchase price to definite-lived intangible assets amortized on an accelerated basis over a weighted average estimated life of approximately 12.5 years. Estimated pro forma amortization of the acquired definite-lived intangible assets for the five years after acquisition is as follows: year one, $17.2 million; year two, $10.5 million; year three, $8.8 million; year four, $7.5 million; and year five, $7.5 million. The fair value and estimated useful life of definite-lived intangible assets used to determine amortization expense are based on estimates and are subject to review and finalization by Dycom’s management.
(b)	Reflects incremental interest expense of $12.1 million, comprised of:
•	$6.1 million in interest expense for $90.0 million of 7.125% notes offered hereby with an effective interest rate of 6.75% including the amortization of debt premium of $(0.3) million;
•

$1.9 million of interest expense on borrowings under the senior secured credit facility, using an interest rate of 2.50%. If the weighted average interest rate on the senior secured credit facility was  1/8 of a percentage point higher, it would increase total interest expense by $0.1 million;

•	$3.1 million in interest expense on the term loan, using an interest rate of 2.50%; and
•	$1.0 million in amortization of debt issuance costs.

(c)	Eliminates $1.9 million in Target interest expense for the fiscal 2012 pro forma period on debt due to the seller which will not be assumed in the Acquisition.
(d)	Eliminates $11.9 million in factoring expense for the fiscal 2012 pro forma period included in general and administrative expenses ($10.7 million, $7.1 million, and $8.3 million for the year ended December 31, 2011, and the nine months ended September 30, 2011 and September 30, 2012, respectively) charged by the seller to Target for accounts receivable amounts held by the seller which will not continue after consummation of the Acquisition.
(e)	Eliminates $10.3 million in royalty expense for the fiscal 2012 pro forma period ($8.7 million, $6.3 million, and $7.9 million for the year ended December 31, 2011, and the nine months ended September 30, 2011 and September 30, 2012, respectively) included in general and administrative expenses charged by the seller to Target for trade names held by the seller. The fair value for trade names acquired and related amortization expense of trade names is included in (a) above.
(f)	To record the provision for income taxes at an effective income tax rate of 39.5% based on combined net income, adjusted for pro forma entries.

	Dycom – Three Months Ended October 27, 2012	Target – Three Months Ended September 30, 2012	Pro Forma Adjustments		Pro Forma Combined – Three Months ending October 27, 2012
	(dollars in thousands, except per share amounts)
Consolidated Statements of Operations Data:
Revenues:
Contract revenues	$323,286	$161,888	$—		$485,174

Expenses:
Costs of earned revenues, excluding depreciation and amortization(1)	257,066	131,216	—		388,282
General and administrative (1)(2)	28,824	19,953	(3,446)	(d)	41,387
			(3,234)	(e)
			(710)	(f)
Depreciation and amortization(1)	15,311	1,943	5,630	(a)	22,884

Total	301,201	153,112	(1,760)		452,553

Interest expense, net	(4,197)	(507)	(3,036)	(b)	(7,233)
			507	(c)
Other income, net	1,614	73	—		1,687

Income before income taxes	19,502	8,342	(769)		27,075
Provision for income taxes	7,641	6,962	(3,971)	(g)	10,632

Net Income (3)	$11,861	$1,380	$3,202		$16,443

Basic earnings per common share	$0.36				$0.50

Diluted earnings per common share	$0.35				$0.49

Shares used in computing earnings per share
Basic	33,089,959				33,089,959

Diluted	33,721,070				33,721,070

(1)	Target’s depreciation expense has been shown as a separate line item to conform with the Dycom’s historical presentation. As a result, depreciation expense for the three months ended September 30, 2012 of $1.6 million and $0.1 million has been reclassified from cost of earned revenues and general and administrative expenses, respectively.
(2)	Includes $4.8 million of management fees charged by the seller to Target for the three months ended September 30, 2012. These fees were comprised of direct and allocated costs of $3.1 million and other corporate charges of $1.8 million, respectively, for the three months ended September 30, 2012. The total of these direct and allocated costs and other corporate charges are included in Target’s financial statements as management fee expenses within general and administrative expenses.

Pro Forma Adjustments

(a)	Eliminates the Target’s historical amortization expense of $0.2 million and reflects $5.8 million of amortization expense related to allocation of purchase price to definite-lived intangible assets amortized on an accelerated basis over a weighted average estimated life of approximately 12.5 years. Estimated pro forma amortization of the acquired definite-lived intangible assets for the five years after acquisition is as follows: year one, $17.2 million; year two, $10.5 million; year three, $8.8 million; year four, $7.5 million; and year five, $7.5 million. The fair value and estimated useful life of definite-lived intangible assets used to determine amortization expense are based on estimates and are subject to review and finalization by the Dycom’s management.
(b)	Reflects incremental interest expense of $3.0 million, comprised of:
•	$1.5 million in interest expense for $90.0 million of 7.125% notes due 2021 with an effective interest rate of 6.75% including the amortization of debt premium;
•

$0.5 million of interest expense on borrowings under the Senior Secured Credit Facility, using an interest rate of 2.50%. If the weighted average interest rate on the Senior Secured Credit Facility was  1/8 of a percentage point higher, it would increase total interest expense by less than $0.1 million;

•	$0.8 million in interest expense on the term loan, using an interest rate of 2.50%; and
•	$0.3 million in amortization of debt issuance costs.
(c)	Eliminates $0.5 million in Target interest expense on debt due to the seller which will not be assumed in the Acquisition.
(d)	Eliminates $3.4 million in factoring expense for the three months ended September 30, 2012 included in general and administrative expenses charged by the seller to Target for accounts receivable amounts held by the seller which will not continue after consummation of the Acquisition.
(e)	Eliminates $3.2 million in royalty expense for the three months ended September 30, 2012 included in general and administrative expense charged by the seller to Target for trade names held by the seller. The fair value for trade names acquired and related amortization expense of trade names is included in (a) above.
(f)	Eliminates $0.7 million in transaction costs incurred by Dycom during the three month period ended October 27, 2012.
(g)	To record the provision for income taxes at an effective income tax rate of 39.5% based on combined net income, adjusted for pro forma entries.